                                                                    Exhibit 4.3

                               MONY Holdings, LLC

                Floating Rate Insured Notes due January 21, 2017

                                 ______________

                               Purchase Agreement

                                                                 April 24, 2002

Goldman, Sachs & Co.,
Credit Suisse First Boston,
Advest, Inc.,
JP Morgan,
Salomon Smith Barney Inc.,
Fleet Securities, Inc.
   As representatives of the several Purchasers
      named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street
New York, New York 10004.
Ladies and Gentlemen:

         MONY Holdings, LLC, a Delaware limited liability company (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") $300 million principal amount of Floating Rate Insured Notes due January 21, 2017 (the "Notes").

         The Company is a wholly owned subsidiary of The MONY Group Inc. ("MONY") and the parent holding company of MONY Life Insurance Company ("MONY Life").

         1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

              (a) A preliminary offering circular, dated April 15, 2002 (the "Preliminary Offering Circular"), and an offering circular, dated April 24, 2002 (the "Offering Circular"), in each case including the international supplement thereto, have been prepared in connection with the offering of the Notes. Any reference to the Offering Circular shall be deemed to refer to and include: (i) the Final Term Sheet included in and made a part of the Offering Circular as one document and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Notes; and any reference to the Preliminary Offering Circular shall be deemed to refer to and include: (i) the Preliminary Term Sheet included in and made a part of the Preliminary Offering Circular as one document and (ii) such Additional Issuer Information. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or MONY by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

               (b) None of the Company, MONY, MONY Life or any of their respective subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business that is, individually or in the aggregate, material to the Company, MONY, MONY Life and their respective subsidiaries, considered as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance (excluding, for the avoidance of doubt, any insurance underwriting losses of MONY Life or its subsidiaries), or from any labor dispute or court or governmental action, order or decree, in each case other than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any material decrease in the capital or surplus of MONY Life, any material decrease in the capital of the Company or MONY or any material increase in the consolidated long term debt of MONY or the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, the members' equity of the Company or results of operations of the Company, MONY, MONY Life and any of their subsidiaries, considered as a whole, in each case other than as set forth or contemplated in the Offering Circular;

               (c) Each of the Company, MONY, MONY Life and their respective subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as would not have, individually or in the aggregate, a material adverse effect on the business, management, financial position, shareholders' equity or results of operations of the Company, MONY, MONY Life and their respective subsidiaries, considered as a whole (a "Material Adverse Effect"); and any real property and buildings held under lease by the Company, MONY, MONY Life or any of their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect;

               (d) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; MONY has been duly incorporated as a corporation in good standing under the laws of the State of Delaware; each of the Company and MONY has the power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect; the Company has no direct subsidiaries other than MONY Life; MONY Life has been duly incorporated and is validly existing as a stock life insurance company in good standing under the laws of the State of New York, with the corporate power and authority to own its properties and conduct its business as described in the Offering Circular; each other subsidiary of MONY and MONY Life has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, with the power (corporate, partnership or limited liability company, as the case may be) and authority to own its properties and conduct its business as described in the Offering Circular, except to the extent that any failure to be in such good standing would not have, individually or in the aggregate, a Material Adverse Effect; and each subsidiary of MONY Life is duly qualified to do business as a foreign corporation, partnership or limited liability company, as the case may be, for the transaction of business in and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except to the extent that the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect;

               (e) All of the issued limited liability company interests of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of MONY have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of MONY Life have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Offering Circular) are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

               (f) The Notes have been duly authorized and, when issued and delivered against payment therefor pursuant to this Agreement, and when duly authenticated by the Trustee, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company subject to bankruptcy, insolvency, fraudulent conveyance, rehabilitation, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, entitled to the benefits provided by the indenture to be dated as of April 30, 2002 (the "Indenture") between the Company, MONY (for the limited purposes set forth therein), Ambac Assurance Corporation ("Ambac") and Bank One Trust Company, N.A., as Trustee (the "Trustee"), under which they are to be issued; the Indenture has been duly authorized and, when executed and delivered by the parties thereto, the Indenture will constitute a valid and legally binding instrument of the Company and MONY, enforceable against the Company and MONY in accordance with its terms, subject to bankruptcy, insolvency, rehabilitation, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Notes and the Indenture will conform in all material respects to the descriptions thereof in the Offering Circular;

               (g) The insurance agreement between the Company, MONY (for the limited purposes set forth therein), MONY Life (for the limited purposes set forth therein), the Trustee and Ambac (the "Insurance Agreement") has been duly authorized and, when executed and delivered by the parties thereto, the Insurance Agreement will constitute a valid and legally binding instrument of the Company, MONY and MONY Life, enforceable against the Company and MONY Life in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (h) The Exchange and Registration Rights Agreement among the Company, MONY Life and the Purchasers to be dated as of April 30, 2002 (the "Registration Rights Agreement"), which shall be in the form of the draft of the date hereof, has been duly authorized by the Company, and, when executed and delivered by the Company and MONY Life (assuming due authorization, execution and delivery by the Purchasers), will constitute a valid and legally binding agreement of the Company and MONY Life enforceable against the Company and MONY Life in accordance with its terms, subject to bankruptcy, insolvency, rehabilitation, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided, however, that no representation or warranty with respect to enforceability is made with respect to the indemnity provisions in the Registration Rights Agreement;

               (i) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

               (j) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes;

               (k) The issue and sale of the Notes and the compliance by the Company, MONY and MONY Life and their respective subsidiaries, as applicable, with all of the provisions of the Notes, the Indenture, the Registration Rights Agreement, the Swap Confirmation (as defined herein), the lnsurance Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, MONY, MONY Life or any of their respective subsidiaries is a party or by which the Company, MONY, MONY Life or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, MONY, MONY Life or any of their respective subsidiaries is subject, nor will such actions result in any violation of the provisions of the Limited Liability Company Agreement of the Company, the Amended and Restated Charter or Amended and Restated By-Laws of MONY Life, the Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws of MONY or the organizational documents of any of their respective subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company, MONY, MONY Life or any of their respective subsidiaries or any of their properties, except to the extent that such conflict, breach, default or violation would not have, individually or in the aggregate, a Material Adverse Effect;

               (l) Neither the Company, MONY, MONY Life nor any of their respective subsidiaries is, or at the Time of Delivery, will be in violation of its organizational documents or instruments or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default would have, individually or in the aggregate, a Material Adverse Effect;

               (m) The statements set forth in the Offering Circular under the caption "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Notes are true and complete in all material respects;

               (n) Other than as set forth in the Offering Circular, no legal or governmental proceeding is pending or, to the best of the Company's, MONY's and MONY Life's knowledge, is currently being threatened challenging the offering of the Notes by the Purchasers;

               (o) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company, MONY, MONY Life or any of their respective subsidiaries is a party or of which any property of the Company, MONY, MONY Life or any of their respective subsidiaries is the subject which, if determined adversely to the Company, MONY, MONY Life or any of their respective subsidiaries, would individually or in the aggregate, have a Material Adverse Effect; and to the best of the Company's, MONY's and MONY Life's knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (p) All filings and consents of or with any court, insurance regulatory agency or governmental agency or body required in connection with the issuance and sale by the Company of the Notes to the Purchasers hereunder, the entry into and the compliance by the Company, MONY and MONY Life, as applicable, with this Agreement, the Insurance Agreement, the Swap Confirmation, the Registration Rights Agreement and the Indenture, or the consummation of the transactions contemplated hereby or thereby, have been made or obtained and all such filings and consents are in full force and effect, except to the extent that the failure to obtain or make any such filings or consent or be in full force and effect would not have, individually or in the aggregate, a Material Adverse Effect and would not affect the validity, performance or consummation of the transactions contemplated by this Agreement, the Insurance Agreement and the Indenture; provided, however, that no representation or warranty is made in this subsection (p) (i) as to state securities or Blue Sky laws or state insurance securities laws in connection with the purchase and distribution of the Notes by the Purchasers, (ii) as to any filing that may be required under the Act or the United States Trust Indenture Act of 1939 in connection with the Registration Rights Agreement or (iii) as to any filings or consents that have already been obtained or made;

               (q) To the best of the Company's, MONY's and MONY Life's knowledge other than Section 4207 of the New York Insurance Law, no insurance regulatory authority or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by MONY Life to the Company; and to the best of the Company's, MONY's and MONY Life's knowledge, other than pursuant to the applicable requirements of the Ohio and Arizona Insurance laws, no insurance regulatory authority or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends to its parent by any subsidiary of MONY or MONY Life that is required to be organized or licensed as an insurance company or reinsurance company in its jurisdiction of incorporation (each an "Insurance Subsidiary"), except for any such order or decree as would not have, individually or in the aggregate, a Material Adverse Effect;

               (r) Each of MONY Life and each Insurance Subsidiary is duly organized and licensed as an insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, in each case with such exceptions individually or in the aggregate, as would not have a Material Adverse Effect; except as otherwise specifically described in the Offering Circular, each of MONY Life and each Insurance Subsidiary has all other approvals of and from all insurance regulatory authorities to conduct their respective businesses, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; there is no pending or, to the knowledge of the Company, MONY or MONY Life, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect;

               (s) Each of MONY Life and each Insurance Subsidiary is in compliance with the requirements of the insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all notices required to be filed thereunder, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect;

               (t) Each subsidiary of MONY Life which is engaged in the business of acting as a broker-dealer, or an investment advisor (the "Broker-Dealer Subsidiaries" and Investment Advisor Subsidiaries", respectively) is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction (including the United States) where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each Broker-Dealer Subsidiary and Investment Advisor Subsidiary has all other necessary approvals of and from all applicable regulatory authorities to conduct their respective businesses, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect. None of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (x) any of the Broker-Dealer Subsidiaries or Investment

         Advisor Subsidiaries would in fact be required either to obtain any such additional approvals or cease or otherwise limit engaging in certain business and (y) the failure to have such approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and Investment Advisor Subsidiary is in compliance with the requirements of the applicable broker-dealer and investment advisor laws and regulations of each jurisdiction which is applicable to such subsidiary, and has filed all notices required to be filed thereunder, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect;

               (u) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the United States Securities Act of 1933, as amended (the "Act")) as securities of the Company which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

               (v) Neither the Company, MONY nor MONY Life is or, after giving effect to the offering and sale of the Notes, will be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

               (w) PricewaterhouseCoopers LLP, who have issued a report on the consolidated financial statements of MONY Life prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") as of December 31, 2001 and for each of the three years in the period ended December 31, 2001 and on the financial statements of MONY Life prepared in accordance with accounting principles prescribed or permitted by the New York State Department of Insurance ("SAP") as of December 31, 2001 and for each of the two years in the period ended December 31, 2001, are independent public accountants as required by the Act and the rules and regulations of the United States Securities and Exchange Commission (the "Commission") thereunder;

               (x) Neither the Company nor any person acting on its or their behalf (other than any Purchasers or any affiliate of any Purchaser) has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than any Purchaser or an affiliate of any Purchaser) has complied with and will implement the "offering restrictions" within the meaning of such Rule 902;

               (y) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company (other than any Purchaser or an affiliate of any Purchaser) has offered or sold to any person any Notes, or any securities of the same or a similar class as the Notes, other than Notes offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Notes or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

               (z) The audited GAAP financial statements of MONY Life set forth in the Offering Circular present fairly in all material respects the financial position, results of operations and cash flows of MONY Life as of and for the periods indicated therein in accordance with generally accepted accounting principles ("GAAP"). In addition, the audited statutory basis financial statements of MONY Life set forth in the Offering Circular present fairly in all material respects the statutory financial position, results of operations, and cash flows as of and for the periods indicated therein in accordance with statutory accounting practices prescribed or permitted by the Insurance Department of the State of New York;

               (aa) The pro forma condensed financial statements and the related notes thereto set forth in the Offering Circular have been compiled on the pro forma basis described therein and, in the opinion of the Company and MONY, the assumptions used in the preparation thereof were reasonable at the time made and the adjustments used therein are based upon good faith estimates and assumptions believed by the Company and MONY to be reasonable at the time made;

               (bb) The Company will own the Collateral (as defined in the Indenture) as of the Time of Delivery, free and clear of all liens, encumbrances and defects, and the Indenture will create as security for the Notes a valid security interest in the Collateral in favor of the Trustee for the benefit of the Trustee and the holders of the Notes; and

               (cc) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and MONY.

          2. Subject to the terms and conditions herein set forth, the Company agrees, and MONY shall cause the Company, to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.25% of the principal amount thereof, plus accrued interest, if any, from April 30, 2002 to the Time of Delivery hereunder, the principal amount of Notes set forth opposite the name of such Purchaser in Schedule I hereto.

          3. Upon the authorization by you of the release of the Notes, the several Purchasers propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

          (a) It will offer and sell the Notes only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or, (ii) institutions which it reasonably believes are "accredited investors" ("Institutional Accredited Investors") within the meaning of Rule 501
(a)(1), (2), (3) or (7) under the Act or, (iii) upon the terms and conditions set forth in Annex I to this Agreement;

          (b)  It is an Institutional Accredited Investor; and

          (c) It has not offered or sold and will not offer or sell the Notes by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

          4. (a) Except as set forth in the next paragraph, the Notes to be purchased by each Purchaser hereunder will be represented by one or more global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds to the account specified by the Company to Goldman, Sachs & Co., by causing DTC to credit the Notes to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Notes to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the Closing Location (as defined below). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on April 30, 2002 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

         Such Notes, if any, as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company (such request to include the authorized denominations and the names in which they are to be registered), shall be delivered in definitive certificated form, by or on behalf of the Company to Goldman, Sachs & Co. for the account of certain of the Purchasers, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds to the account specified by the Company to Goldman, Sachs & Co. The Company will cause the certificates representing such Notes to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery at the Closing Location (as defined below).

         (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(j) hereof, will be delivered at such time and date at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY 10019 (the "Closing Location"), and the certificates representing the Notes will be delivered at the Closing Location, all at the Time of Delivery. A meeting will be held at the Closing Location at 9:00 am., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5.  The Company and MONY, jointly and severally, agree with each of the
Purchasers:

         (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company and MONY shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or become subject to taxation in any jurisdiction;

         (c) Prior to 10:00 a.m. New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Purchasers with two copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission;

     (d) During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided and contemplated in the Offering Circular, any securities of the Company that are substantially similar to the Notes without the consent of the Purchasers (which consent shall not be unreasonably withheld or delayed);

     (e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

     (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Notes, to furnish at its expense, upon request, to holders of Notes and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

     (g) To furnish to the holders of the Notes annual financial statements, not later than 120 days after the Company's fiscal year-end reflecting the assets and liabilities of the Company on a stand-alone basis;

     (h) During a period of five years from the date of the Offering Circular, to furnish to you such non-confidential information concerning the business and financial condition of the Company as you may from time to time reasonably request;

     (i) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) other than Goldman, Sachs & Co. and its affiliates to, resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

     (j) The Company and MONY shall use their reasonable best efforts to do all things necessary under the Uniform Commercial Code (the "UCC") and other applicable law to ensure the security interest in the Collateral created by the Indenture is perfected and is prior in right to all other security interests; and

     (k) As soon as practicable, the Company will make all necessary filings and take all necessary steps to perfect the Trustee's security interest in the Collateral under the UCC and to cause such perfected security interest to be prior in right to all other security interests.

     6. The Company and MONY, jointly and severally, covenant and agree with the several Purchasers that the Company or MONY will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and MONY's counsel, accountants and actuaries in connection with the issue of the Notes and all other expenses in connection with the preparation and printing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Insurance Agreement, any Blue Sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws and insurance securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Notes; (v) the cost of preparing the Notes; (vi) the fees and expenses of the Trustee and any agent of the Trustee and any fees and disbursements of counsel for the Trustee that the Company agrees with the Trustee that it will pay; (vii) the fees and expenses of Ambac, and its agents and counsel, in connection with the Indenture and the Notes (including any insurance arrangements in respect thereof) pursuant to its commitment letter; (viii) the cost and charges of any transfer agent or registrar; (ix) any travel expenses of the Company's or MONY's officers and employees and any other expenses of the Company or MONY in connection with attending or hosting meetings with prospective purchasers of the Notes; and (x) all other costs and expenses incident to the performance of the obligations of the Company and MONY hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and MONY herein are, and at and as of the Time of Delivery will be, true and correct, the condition that the Company and MONY shall have performed in all material respects all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) Sullivan & Cromwell, counsel for the Purchasers, shall have furnished to you such written opinions and letter, dated the Time of Delivery, with respect to the Offering Circular, and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (b) Dewey Ballantine LLP, counsel for the Company and MONY, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

         (i) The Company has been duly formed and is an existing limited liability company in good standing under the laws of the State of Delaware, with the necessary power and authority as a Delaware limited liability company to own its properties and conduct its business as described in the Offering Circular;

         (ii) MONY has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular;

         (iii) MONY Life has been duly incorporated and is validly existing as a stock life insurance company in good standing under the law of the State of New York, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular;

         (iv) All of the limited liability company interests of the Company are duly and validly authorized and issued and are fully paid and non-assessable;

         (v) This Agreement and the Registration Rights Agreement each have been duly authorized, executed and delivered by the Company and MONY;

         (vi) The Indenture has been duly authorized, executed and delivered by the Company and MONY and, assuming due authorization, execution and delivery by the Trustee, and that the Indenture is a valid and legally binding instrument of the Trustee, enforceable against the Trustee in accordance with its terms, constitutes a valid and legally binding instrument of each of the Company and MONY, enforceable against MONY and the Company in accordance with its terms, subject to bankruptcy, insolvency, rehabilitation, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (vii) The Insurance Agreement has been duly authorized, executed and delivered by the Company, MONY and MONY Life and, assuming due authorization, execution and delivery by Ambac, and that the Insurance Agreement is a valid and legally binding instrument of Ambac, enforceable against Ambac in accordance with its terms, constitutes a valid and legally binding instrument of each of the Company, MONY and MONY Life, enforceable against MONY and the Company in accordance with its terms, subject to bankruptcy, insolvency, rehabilitation, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (viii) Each of the OB Tax Agreement and the CBB Tax Agreement, each dated as of April 30, 2002, between the Company and MONY has been duly authorized, executed and delivered by the Company and MONY and constitutes a valid and legally binding obligation of each of the Company and MONY enforceable against MONY and the Company in accordance with its terms, subject to bankruptcy, insolvency, rehabilitation, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (ix) Each of the Master Agreement (the "Master"), the Schedule thereto (the "Schedule"; the Master as modified by the Schedule sometimes being referred to herein as the "Master Agreement Terms") and the confirmation thereunder (the "Confirmation"), each dated as of April 30, 2002, between the Company and Ambac Financial Services, L.P. (the "Swap Counterparty") (collectively the "Swap Agreement") has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Swap Counterparty and that the Swap Confirmation is a valid and legally binding instrument of the Swap Counterparty, enforceable against the Swap Counterparty in accordance with its terms, subject to bankruptcy, insolvency, rehabilitation, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, rehabilitation, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (x) The Notes have been duly authorized, executed, issued and delivered by the Company and, assuming due authentication and delivery by the Trustee in accordance with the Indenture and payment therefor by the Purchasers as contemplated hereby, constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, rehabilitation, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Notes and the Indenture conform in all material respects to the descriptions thereof in the Offering Circular;

     (xi) No regulatory consents, authorizations, approvals or filings are required to be obtained or made by the Company, MONY or MONY Life under the Federal laws of the United States or the laws of the State of New York or the General Corporation Law and UCC of the State of Delaware (i) for the issuance and sale by the Company of the Notes or (ii) for the entry by the Company, MONY, MONY Life, as applicable, into this Agreement, the Insurance Agreement the

Registration Rights Agreement and the Indenture, as applicable, or the consummation of the transactions contemplated hereby or thereby, other than such regulatory consents, authorizations, approvals and filings as have been obtained or made, and all such regulatory consents, authorizations, approvals and filings are in full force and effect, except for such regulatory consents, authorizations, approvals and filings that (i) may be required under state securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Purchasers, (ii) individually or in the aggregate, would not affect the validity of the Notes, their insurance or the transactions contemplated by this Agreement or have a Material Adverse Effect or (iii) may be required under the Act or the United States Trust Indenture Act of 1939 in connection with the Registration Rights Agreement;

     (xii) The Indenture is effective to create in favor of the Trustee, for the benefit of the Secured Parties named therein, a valid security interest in all right, title and interest of the Company in and to the Collateral, as provided in Section 15.02 of the Indenture, which interest will continue in any proceeds thereof to the extent, but only to the extent, provided in Sections 9-203 and 9-315 of the applicable UCC and applicable law and principles of equity, as they may be applied;

     (xiii) While any portion of the Collateral is located in a jurisdiction, the local law of that jurisdiction will govern perfection, the effect of perfection and nonperfection, and the priority of a possessory security interest therein;

     (xiv) The Trustee's security interest in that portion of the Collateral other than letter-of-credit rights (except as a supporting obligation) and (as original collateral) deposit accounts and money may be perfected by filing. The perfection by filing of the Trustee's security interest in such Collateral is governed by the local law of the jurisdiction in which the Company is located. The effect of perfection or nonperfection, and the priority, of such security interest will be governed (a) in the case of negotiable documents, goods, instruments, or tangible chattel paper, by the local law of the jurisdiction in which such Collateral is located, (b) in the case of certificated securities, by the local law of the jurisdiction in which the security certificates representing such certificated securities are located, (c) in the case of uncertificated securities, by the local law of the issuer's jurisdiction as specified in New York UCC Section 8-110(d), (d) in the case of securities accounts, by the local law of the securities intermediary's jurisdiction, as specified in New York UCC Section 8-110(e), and (e) in all other cases, by the local law of the jurisdiction in which the Company is located;

     (xv) To the extent that a security interest in a certificated security or an uncertificated security exists directly, rather than there existing a security interest in a security entitlement with respect to such security: (1) while a security certificate representing any portion of the Collateral consisting of a certificated security is located in a jurisdiction, the local law of that jurisdiction will govern perfection of the Trustee's security interest in such certificated security by any method other than filing; and (2) the local law of the issuer's jurisdiction as specified in New York UCC Section 8-110(d) will govern the perfection by any method other than filing of the Trustee's security interest in any portion of the Collateral consisting of an uncertificated security;

     (xvi) The perfection of the Trustee's security interest in that portion of the Collateral consisting of deposit accounts, and the effect of perfection or nonperfection and the priority thereof, will be governed by the local law of the depository bank's jurisdiction, as determined in accordance with New York UCC
Section 9-304. The perfection by any method other than filing of the Trustee's security interest in that portion of the Collateral consisting of securities accounts (including all security entitlements carried therein), and the effect of perfection or nonperfection and the priority thereof, will be governed by the local law of the securities intermediary's jurisdiction, as determined in accordance with New York UCC Sections 8-110(e) and 9-305. The perfection of the Trustee's security interest in that portion of the Collateral consisting of letter-of-credit rights (other than merely as supporting obligation), and the effect of perfection or nonperfection and the priority thereof, will be governed by the local law of the issuer's or nominated person's jurisdiction, as determined in accordance with New York UCC Section 9-306;

     (xvii) The Company is "located" in Delaware within the meaning of New York UCC Section 9-307;

     (xviii) To the extent that (a) under the New York UCC, the laws of the state of Delaware govern the perfection of a security interest in the Collateral and (b) a security interest therein may be perfected by filing, such security interest will be perfected under the UCC, as in effect in Delaware, at the later of such attachment and the filing of a UCC-1 financing statement in the form attached as an exhibit to such counsel's opinion with the Secretary of State of the State of Delaware;

     (xix) The CBB Tax Agreement and Swap Confirmation constitute "general intangibles" under Section 9-102(42) of the UCC, as in effect in Delaware, and the security interests therein may be perfected by filing.

     (xx) The Trustee's security interest in that portion of the Collateral constituting the Debt Service Coverage Account, including the DSCA-Subaccount CBB, the DSCA-Subaccount OB and the DSCA-Subaccount OB (Deposit), is perfected under the UCC and the perfection of such security interest will continue as long as the Trustee continues to be the entitlement holder (as defined in Article 9 of the UCC) or the customer (as defined in Article 4 of the UCC), respectively, for the securities accounts and deposit accounts that constitute the Debt Service Coverage Account, including the DSCA-Subaccount CBB, the DSCA-Subaccount OB and the DSCA-Subaccount OB (Deposit);

     (xxi) Neither registration of the Notes under the Act, nor qualification of the Indenture under the United States Trust Indenture Act of 1939, is required for (i) the offer and sale of the Notes by the Company to the Purchasers or (ii) the initial reoffering and resale of the Notes by the Purchasers, in each case (i) and (ii) in the manner contemplated by this Agreement and the Offering Circular;

     (xxii) Neither the Company, MONY or MONY Life is or, after giving effect to the offering and sale of the Notes, will be an "investment company", as such term is defined in the Investment Company Act; and

     (xxiii) Statements in the Offering Circular made under the captions "Description of the Notes" and "Taxation" are true and correct in all material respects.

     Such counsel may exclude any opinion with respect to (a) Collateral described in paragraph (4) of Section 15.02 of the Indenture (and paragraph (5) of Section 15.02 of the Indenture, to the extent derived in respect of Collateral described in paragraph (4)), (b) Collateral consisting of timber to be cut or as-extracted collateral, or (c) Collateral consisting of goods subject to a certificate of title; such opinion may also be qualified to the extent that a statute, regulation, or treaty of the United States preempts the New York UCC or the Delaware UCC. Such counsel may also make the assumptions and qualifications set forth in Annex II hereto. In connection with such counsel's opinion set forth in paragraph (xxi) above, such counsel may rely, among other things, on the representations, warranties and agreements of the Company, MONY and the Purchasers in this Agreement as to the absence of any general solicitation, general advertising or directed selling efforts in connection with the offering of the Notes and as to certain other matters. In addition, such counsel may assume that all the offers and sales of the Notes made by the Purchasers in reliance upon an exemption from the registration requirements of the Securities Act other than provided by Rule 144A or Rule 903 thereunder have been or will be made in accordance with the private placement procedures for offerings of this type, and which include, among other things, procedures reasonably designed to ensure that such offers and sales are made only to institutional investors that are "accredited investors" within the meaning of Rule 501 under the Securities Act.

     Such counsel shall also state that nothing that came to such counsel's attention in the course of its review has caused such counsel to believe that the Offering Circular, as of its date or as of the Time of Delivery, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may also state that except as otherwise provided in subsection (xxiii) above, such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular. Such counsel may state that it does not express any opinion or belief as to the financial statements or other financial data or actuarial data contained in the Offering Circular. Further, such counsel may also state that it does not express any opinion or belief with respect to any of the information provided by or regarding Ambac under the caption "Bond Insurance--Description of the Insurer" or as to any of the information provided by or regarding Pricewaterhouse Coopers LLP or Milliman USA contained under the caption "Business--The Closed Block--Initial Funding of the Closed Block" and "--Sensitivity Analysis of the Closed Block" or in Appendices A, B and C in the Offering Circular.

     Such counsel's opinion may be limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law and UCC of the State of Delaware.

     (c) Bart Schwartz, Senior Vice President and General Counsel to MONY, shall have furnished to you a written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you to the effect that:

             (i) The issuance and sale of the Notes to the Purchasers pursuant to this Agreement, and the performance by the Company, MONY and MONY Life, as applicable, of their respective obligations under the Notes, the lnsurance Agreement, the Indenture, the Swap Confirmation and the Registration Rights Agreement, will not (i) conflict with or result in a default under or breach of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company, MONY, MONY Life or any of their respective subsidiaries is a party or by which the Company, or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, MONY, MONY Life or any of their respective subsidiaries is subject, except to the extent that such defaults or breaches would not have, individually or in the aggregate, a Material Adverse Effect, (ii) violate the Company's Limited Liability Company Agreement, MONY Life's Amended and Restated Charter or Amended and Restated By-Laws, or MONY's Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws or any Federal laws of the United States or law of the State of New York, except to the extent any such violation would not have a Material Adverse Effect or (iii) violate any order of any court or insurance regulatory agency or other governmental agency or body of the United States or any state of the United States known to such counsel having jurisdiction over the Company MONY or MONY Life or any of their respective subsidiaries, except to the extent that such a violation would not have, individually or in the aggregate, a Material Adverse Effect;

             (ii) Each of MONY Life and MONY Life Insurance Company of America ("MLOA") is duly licensed as an insurance company in its jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Offering Circular, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; except as otherwise specifically described in the Offering Circular, MONY Life and MLOA has all other approvals of and from all insurance regulatory authorities to conduct their respective businesses, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; there is no pending or, to the knowledge of such counsel, threatened action, suit, proceeding or investigation that would lead to the revocation, termination or suspension of any such approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and to such counsel's knowledge except as disclosed in the Offering Circular and other than pursuant to Section 4207 of the New York Insurance Law and the applicable requirements of the Ohio and Arizona insurance laws, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect;

     (iii) To the knowledge of such counsel, each of MONY Life and MLOA is in compliance in all material respects with the requirements of the insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all notices required to be filed thereunder, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect;

     (iv) Each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction (including the United States) where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each Broker-Dealer Subsidiary and Investment Advisor Subsidiary has all other necessary approvals of and from all applicable regulatory authorities to conduct their respective businesses, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; except as otherwise described in the Offering Circular, to such counsel's knowledge none of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (x) any of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional approvals or cease or otherwise limit engaging in certain business and (y) the failure to have such approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and Investment Advisor Subsidiary is, to the knowledge of such counsel, in compliance in all material respects with the requirements of the applicable broker-dealer and investment advisor laws and regulations of each jurisdiction which is applicable to such subsidiary, and has filed all Notices required to be filed thereunder, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect;

     (v) To the best of such counsel's knowledge, other than as set forth or contemplated in the Offering Circular there are no legal proceedings pending to which the Company, MONY, MONY Life or any of their respective subsidiaries is a party or of which any property of the Company, MONY, MONY Life or any of their respective subsidiaries is the subject which, if determined adversely to the Company, MONY, MONY Life or any of their respective subsidiaries, would individually or in the aggregate, have a Material Adverse Effect; and to the best of such counsel's knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

     (vi) Appendix B of the Offering Circular is an accurate and complete copy of the Closed Block Memorandum filed with and approved by the Insurance Department of the State of New York in connection with the demutualization of MONY.

     Such counsel shall also state that nothing that came to such counsel's attention in the course of its review has caused such counsel to believe that the Offering Circular, as of its date or as of the Time of Delivery, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may also state that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular. Such counsel may state that he does not express any opinion or belief as to the financial statements or other financial data or actuarial data contained in the Offering Circular. Further, such counsel may also state that it does not express any opinion or belief with respect to any of the information provided by or regarding Ambac under the caption "Bond Insurance--Description of the Insurer" or as to any of the information provided by or regarding Pricewaterhouse Coopers LLP or Milliman USA contained under the caption "Business--The Closed Block--Initial Funding of the Closed Block" and "--Sensitivity Analysis of the Closed Block" or in Appendices A, B and C in the Offering Circular.

     (d) The General Counsel or Assistant General Counsel of Ambac, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

         (i) Ambac Assurance is a stock insurance company duly organized and validly existing under the laws of the State of Wisconsin and duly qualified to conduct an insurance business in the State of New York. Ambac Assurance is validly licensed and authorized to issue the Policy and perform its obligations under the Policy in accordance with the terms thereof.

         (ii) Ambac Assurance has full corporate power and authority to execute and deliver the Policy and the Policy has been duly authorized, executed and delivered by Ambac Assurance and constitutes a legal, valid and binding obligation of Ambac Assurance enforceable in accordance with its terms except to the extent that the enforceability (but not the validity) of such obligation may be limited by any applicable bankruptcy, insolvency, liquidation, rehabilitation or other similar law or enactment now or hereafter enacted affecting the enforcement of creditors' rights generally and by general principles of equity.

         (iii) The execution and delivery by Ambac Assurance of the Policy will not, and the consummation of the transactions contemplated thereby and the satisfaction of the terms thereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Authority, Restated Articles of Incorporation or By-Laws of Ambac Assurance, or to my knowledge, any restriction contained in any contract, agreement or instrument to which Ambac Assurance is a party or by which it is bound or constitute a default under any of the foregoing.

         (iv) Proceedings legally required for the issuance of the Policy have been taken by Ambac Assurance and licenses, orders, consents or other authorizations or approvals of any governmental boards or bodies legally required for the enforceability of the Policy have been obtained; any proceedings not taken and any licenses, authorizations or approvals not obtained are not material to the enforceability of the Policy.

         (v) The Policy is exempt from registration under the Securities Act of 1933, as amended.

         (vi) To such counsel's knowledge, there is no action, suit or proceeding pending against or affecting Ambac Assurance in any court, or before or by any governmental body, which asserts the invalidity or unenforceability of the Policy.

         (vii) The statements contained in the Offering Circular under the heading "Bond Insurance - Description of the Insurer", insofar as such statements constitute summaries of the matters referred to therein, accurately reflect and fairly present the information purported to be shown and, insofar as such statements describe Ambac Assurance, fairly and accurately describe Ambac Assurance, other than any financial or statistical information contained or incorporated by reference therein, as to which such counsel expresses no opinion.

         (viii) Ambac Assurance is authorized to deliver the Insurance
     Agreement and the Indemnification Agreement, and each of the Insurance Agreement and the Indemnification Agreement has been duly executed and is the valid and binding obligation of Ambac Assurance enforceable in accordance with its terms except to the extent that the enforceability (but not the validity) of such obligation may be limited by any applicable bankruptcy, insolvency, liquidation, rehabilitation or other similar law or enactment now or hereafter enacted affecting the enforcement of creditors' rights and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein.

     (e) Cadwalader, Wickersham & Taft, counsel for the Swap Counterparty, shall have furnished to you their written opinion, dated the Time of Delivery, pursuant to the Swap Agreement;

     (f) On the date of the Offering Circular at a time prior to the execution of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

     (g) (i) None of the Company, MONY and MONY Life or any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance (excluding, for the avoidance of doubt, any insurance underwriting losses of MONY Life or its subsidiaries), or from any labor dispute or court or governmental action, order or decree, in each case other than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any material decrease in the capital or surplus of MONY, any material decrease in the capital of the Company or any material increase in the consolidated long-term debt of the Company or MONY or any material adverse change, or any development involving a prospective change, in or affecting the business, management, financial position, shareholders' or members' equity or results of operations of the Company, MONY and MONY Life and their respective subsidiaries, considered as a whole, in each case other than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause
(i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Offering Circular;

     (h) On or after the date hereof, except as set forth or contemplated in the Offering Circular and except for a downgrade of MONY's senior debt and long-term issuer ratings from A- to BBB+ by Fitch, (i) no downgrading shall have occurred in the rating accorded any debt security or preferred stock of the Company, MONY and MONY Life or any of their respective subsidiaries or the financial strength or claims paying ability of the Company, MONY and MONY Life or any of their respective subsidiaries by A.M. Best & Co. or any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt security or preferred stock or the financial strength or the claims paying ability of the Company, MONY and MONY Life or any of their respective subsidiaries and (iii) the Company shall have received letters confirming the ratings of the Notes as set forth in the Offering Circular from Moody's Investors Service, Inc. and Standard & Poor's Rating Services;

     (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in MONY's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis (v) the occurrence of any other material adverse change in the existing financial, political or economic conditions in the United States or elsewhere, if the effect of such event specified in this clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Offering Circular;

     (j) The Company and MONY shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of Offering Circulars on the New York Business Day next succeeding the date of this Agreement;

     (k) The Company and MONY Life shall each have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and MONY Life satisfactory to you as to the accuracy of the representations and warranties of the Company and MONY Life, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and MONY Life, respectively, of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in this Section and as to such other matters as you may reasonably request; and

     (l) The Company and MONY shall have executed an Exchange and Registration Rights Agreement in a form reasonably satisfactory to the Purchasers.

     8. (a) The Company and MONY Life, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor MONY Life shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

     (b) Each Purchaser will indemnify and hold harmless the Company or MONY Life, as applicable, against any losses, claims, damages or liabilities to which the Company or MONY Life, as applicable, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company or MONY Life, as applicable for any legal or other expenses reasonably incurred by the Company or MONY Life, as applicable in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and MONY Life on the one hand and the Purchasers on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and MONY Life on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and MONY Life on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or MONY Life on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, MONY Life and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company and MONY Life under this Section 8 shall be in addition to any liability which the Company and MONY Life may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or MONY Life and to each person, if any, who controls the Company or MONY Life within the meaning of the Act.

     9. (a) If any Purchaser shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that it has so arranged for the purchase of such Notes, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

     (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Notes which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Notes which such Purchaser agreed to purchase hereunder) of the Notes of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in subsection
(b) above to require non-defaulting Purchasers to purchase Notes of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company or MONY, except for the expenses to be borne by the Company and MONY, on the one hand, and the Purchasers, on the other, as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and MONY Life and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company or MONY Life, or any officer or director or controlling person of the Company or MONY Life, and shall survive delivery of and payment for the Notes.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor MONY Life shall then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Notes are not delivered by or on behalf of the Company as provided herein, the Company and MONY Life, jointly and severally, will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Notes, but neither the Company nor MONY Life shall then be under any further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Purchasers.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; and if to the Company or MONY shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: General Counsel of MONY Life; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, MONY and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and MONY and each person who controls the Company, MONY or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of this Agreement.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules of such state.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Purchasers imposing any limitation of any kind.

                  If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company and MONY. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                           Very truly yours,


                                           MONY Holdings, LLC

                                           By: /s/ Michael Slipowitz
                                               ---------------------------------
                                               Name:  Michael Slipowitz
                                               Title: Vice President

                                           MONY Life Insurance Company

                                           By: /s/ Bart Schwartz
                                               ---------------------------------
                                               Name:  Bart Schwartz
                                               Title: Senior Vice President
                                                      and General Counsel

Accepted as of the date hereof:

Goldman, Sachs & Co.

         On behalf of each of the Purchasers


By:      /s/ Goldman, Sachs & Co.
         ---------------------------------------
                  (Goldman, Sachs & Co.)

                                   SCHEDULE I

                                                  Principal
                                                  Amount of
                                                 Securities
                                                   to be
                 Purchaser                        Purchased
                 ---------                        ----------
Goldman, Sachs & Co.........................    $ 201,000,000
Credit Suisse First Boston Corporation .....    $  29,700,000
Advest Inc. ................................    $  19,800,000
JP Morgan Securities Inc. ..................    $  19,800,000
Salomon Smith Barney Inc. ..................    $  19,800,000
Fleet Securities Inc. ......................    $   9,900,000

                  Total ....................    -------------
                                                $ 300,000,000
                                                =============

                                                                         ANNEX I

         (1) The Notes have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Notes, and will offer and sell the Notes (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A or pursuant to Paragraph 2 of this Annex I under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Notes (other than a sale pursuant to Rule
144A) or pursuant to Paragraph 2 of this Annex I, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

             "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

         Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Notes, except with its affiliates or with the prior written consent of the Company.

         (2) Notwithstanding the foregoing, Notes in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

         (3) Each Purchaser further represents and agrees that (a) it has not offered or sold and, prior to the expiry of a period of six months from the issue date of the Notes, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company, and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

         (4) Each Purchaser agrees that the Notes have not been registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (a) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (b) in compliance with any other applicable requirements of Japanese law.

         (5) Each Purchaser agrees that it will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result to the best of such Purchaser's knowledge in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.

                                                                       Annex II

(a)  Assumptions

     (i) We have assumed that the Swap Counterparty is an eligible contract participant, as that term is defined in Section 1a(12) of the Commodity Exchange Act.

(b)  Qualifications

     (i) We express no opinion as to the prohibition on transfers in Section 7(a) of the Master Agreement Terms to the extent that its operation in a particular case would conflict with Section 9-406(d) of the Uniform Commercial Code as in effect in the State of New York.

     (ii)  We express no opinion as to the enforceability against the Company of
Section 2(a)(iii) of the Swap Agreement at a time when the Company has no further payment or delivery obligations (contingent or other) under the Swap Agreement.

     (iii) We express no opinion as to the enforceability against the Company of
Section 6(e) of the Master Agreement Terms to the extent that the Market Quotation approach to the calculation of an early termination settlement payment would obligate a party, on termination of the Agreement, to pay an amount in excess of that measured by the lowest quotation from a Reference Market-maker.

                                       3